SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Matrix Service Company

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MATRIX SERVICE COMPANY

10701 East Ute Street

Tulsa, Oklahoma 74116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company (the “Company”), a Delaware corporation will be held at Matrix’s Regional Office, 1105 West Main Parkway, Catoosa, Oklahoma, on the 26th day of October 2004, at 10:30 a.m., Central time, for the following purposes:

1.	To elect six persons to serve as members of the Board of Directors of the Company until the annual stockholders’ meeting in 2005 or until their successors have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2005; and

3.	To act upon such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record on the close of business on September 9, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors

George L. Austin Secretary

September 20, 2004

Tulsa, Oklahoma

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

MATRIX SERVICE COMPANY

10701 East Ute Street

Tulsa, Oklahoma 74116

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 26, 2004

The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the “Company”) for use at the Annual Meeting of Stockholders to be held on October 26, 2004, and at any adjournments thereof. The Annual Meeting will be held at 10:30 a.m., Central time, at Matrix’s Regional Office, 1105 West Main Parkway, Catoosa, Oklahoma. This proxy statement and accompanying proxy were first sent on or about September 20, 2004 to stockholders of record on September 9, 2004.

If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers authority on the persons named in the proxy to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice to, or by executing a subsequent proxy sent to George L. Austin, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma, 74116. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 20, 2004. The annual report of the Company on Form 10-K for the fiscal year ended May 31, 2004 accompanies this Proxy Statement.

The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies in person or by telephone, electronic transmission and facsimile transmission.

VOTING SECURITIES

At the close of business on the Record Date there were 17,316,326 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding. Each outstanding share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. There is no cumulative voting with respect to the election of directors. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be voted upon. If you hold your shares in street name and do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

PROPOSAL NUMBER 1: Election of Directors

The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board has fixed its size at six members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Nominating and Corporate Governance Committee and a majority vote by the remaining directors.

The Board of Directors has nominated and urges you to vote “For” the election of the six nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies solicited hereby will be voted “For” all six nominees unless stockholders specify otherwise in their proxies. The six nominees who receive the highest number of affirmative votes of the shares voting shall be elected as directors.

If, at the time of the 2004 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

The nominees for director, and certain additional information with respect to each of them, are as follows:

Hugh E. Bradley, age 75, was elected as a Director of the Company effective April 1993. Mr. Bradley retired in October 1993. Prior to his retirement, he served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993. Mr. Bradley is a graduate Petroleum Engineer from the Colorado School of Mines.

Michael J. Hall, age 60, served as Vice President Finance and Chief Financial Officer of the Company from November 1998 until his retirement in May 2004. Mr. Hall has also served as a Director of the Company since October 1998. Prior to working for Matrix, Mr. Hall was Vice President and Chief Financial Officer for Pexco Holdings, Inc. from 1994 to 1997 and Vice President Finance and Chief Financial Officer for Worldwide Sports & Recreation, Inc., an affiliate of Pexco Holding, from 1996 to 1997. From 1984 to 1994, Mr. Hall worked for T.D. Williamson, Inc., as Senior Vice President, Chief Financial and Administrative Officer and Director of Operations, Europe, Africa and Middle East Region. Mr. Hall graduated Summa Cum Laude from Boston College with a degree in Accounting and earned his MBA with honors from Stanford Graduate School of Business. Mr. Hall is a Member of the Board of Trustees for American Performance Mutual Funds, a Member of the Board of Alliance Resource Partners, L. P. and a member of the Advisory Board of UMB Bank Oklahoma.

I. Edgar. (Ed) Hendrix, age 60, was elected as a Director of the Company effective October 2000. Mr. Hendrix has served as Executive Vice President and Chief Financial Officer of Loudfire, Inc. since 2002. Mr. Hendrix previously served as Executive Vice President and Chief Financial Officer of Spectrum Field Services, Inc., from 2000 to 2002. Prior to 2000, Mr. Hendrix served as Vice President-Treasurer for Parker Drilling, a New York Stock Exchange company engaged in worldwide oil and gas drilling and equipment services. He also was a management consultant with Ernst & Young LLP. Mr. Hendrix has an undergraduate degree from Oklahoma Christian University and a Masters of Business Administration from the University of Oklahoma. Mr. Hendrix is a Member of the Board of Trustees for American Performance Mutual Funds and formerly served as a board member of Whitmar Exploration Inc., Houston, TX.

Paul K. Lackey, age 61, was elected as a Director of the Company effective October 2000. Mr. Lackey is President and Chief Executive Officer of The NORDAM Group, an aircraft component manufacturing and repair firm. Prior to joining NORDAM in July 2001, Mr. Lackey was President of The University of Oklahoma (“OU”) – Tulsa and Senior Vice President of the OU system. Prior to joining OU in August 1999, Mr. Lackey was a key member of former Oklahoma Governor Frank Keating’s administration. He was the Governor’s Chief of Staff from February 1997 to July 1999. From 1995 to 1997, he served as the Oklahoma Cabinet Secretary of Health and Human Services. Before his service in state government, Mr. Lackey was President of Flint Industries, an oil and gas services and commercial construction firm. He was appointed Chief Financial Officer for Flint in 1977, later became Chief Operating Officer and, ultimately, President. He is a past Chairman of the Metropolitan Tulsa Chamber of Commerce. A graduate of the University of Mississippi with a B.S. in Mathematics, Mr. Lackey earned his Master’s Degree in Business Administration from the University of Texas. He served in the U.S. Army as an artillery officer.

Tom E. Maxwell, age 59, was elected as a Director of the Company effective May 2003. Mr. Maxwell is President and Chief Executive Officer of The Flintco Companies, Inc., a position he has held for 16 years. Prior to his election to President and Chief Executive Officer of Flintco, Mr. Maxwell was the Chief Financial Officer of Flintco for five years. Mr. Maxwell earned Undergraduate and Master’s Degrees in Accounting at the University of Oklahoma.

Bradley S. Vetal, age 48, has served as President, Chief Executive Officer and Director of the Company since March 1999. Mr. Vetal has been with the Company since January 1987 and has served as President of Matrix Service, Inc. since June 1, 1992. From June 1996 to March 1999 Mr. Vetal was Vice President-Tank Division of Matrix Service Company and responsible for all AST operations. From June 1991 through May 1992, Mr. Vetal served as Vice President of Eastern Operations of Matrix Service Mid-Continent, Inc. Mr. Vetal graduated Cum Laude from the University of Michigan with a degree in Mechanical Engineering. Mr. Vetal is a Member of the Board of Directors of Webco Industries, Inc.

The Board of Directors recommends that the stockholders vote “For” the election of each of the above named nominees.

Corporate Governance and Board Matters

The Board of Directors and corporate management use their best efforts to adopt and implement sound corporate governance practices. Each believes strongly that effective corporate governance practices are an important component of their efforts to focus the entire organization on generating long-term stockholder value through conscientious and ethical operations.

The Board of Directors has adopted and implemented Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all of the Company’s directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in the “Investors” section of the Company’s website at http://www.matrixservice.com.

Director Independence Standards

Pursuant to the listing standards of the Nasdaq National Market System (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Board of Directors has adopted a set of Director Independence Guidelines. In accordance with these Guidelines, a director must be determined to have no material relationship with the Company. The Guidelines specify criteria by which the independence of the Company’s directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditor.

The Board of Directors has affirmatively determined that each of Messrs. Bradley, Hendrix, Lackey and Maxwell are “independent” under the Guidelines. Mr. Vetal is not considered to be independent because of his employment as a senior executive officer of the Company. Mr. Hall is not considered to be independent because of his former employment as a senior executive officer of the Company.

The full text of the Company’s Director Independence Guidelines is included in the Company’s Corporate Governance Guidelines, which is available in the “Investors” section of the Company’s website at http://www.matrixservice.com.

Meeting and Committees of the Board of Directors

The Company’s Board of Directors met four times during fiscal year 2004. During fiscal year 2004, each member of the Board of Directors attended 100% of the meetings of the Board of Directors and the committees of which he was a member with the exception of Mr. Lackey who attended 90% of the aggregate of the total number of meetings of the Board of Directors and the Committees of which he was a member.

The Company’s Corporate Governance Guidelines provide that each director is expected to attend the annual meetings of stockholders of the Company. All of the Company’s board members attended the 2003 annual meeting with the exception of Mr. Lackey and Mr. Maxwell.

The Board has three standing committees:

	Audit	Compensation	Nominating and Corporate Governance
Members:	Bradley Hendrix* Maxwell	Bradley Hendrix Lackey*	Bradley Hendrix Lackey Maxwell*

*	Chairman of the Committee

The Audit Committee has sole power and authority to engage and retain the Company’s independent auditor, to determine and pre-approve the type and scope of all audit and non-audit services provided by the independent auditor and to approve the compensation of the auditor. The independent auditor reports directly to the Audit Committee and the Audit Committee has full oversight over all services performed by the auditor. The Audit Committee Charter is attached to the Proxy Statement as Appendix A. The Company has also made a copy of its Audit Committee Charter available in the “Investors” section of the Company’s website at http://www.matrixservice.com. The Audit Committee held four meetings during fiscal 2004.

The Compensation Committee’s functions include reviewing executive salary and bonus structure, approving salary and bonus awards and executive perquisites and other benefits. In addition, the Compensation Committee reviews the Company’s strategic and financial plans to determine their relationship to the Company’s compensation program. The Company has made a copy of its Compensation Committee Charter available in the “Investors” section of the Company’s website at http://www.matrixservice.com. The Compensation Committee held four meetings during fiscal 2004.

The Nominating and Corporate Governance Committee was established to assist the Board in identifying qualified individuals to become directors of the Company, recommend to the Board qualified director nominees for election by the stockholders or to fill vacancies on the Board, recommend to the Board membership on Board committees, recommend to the Board proposed Corporate Governance Guidelines and report annually to the Board on the status of the CEO succession plan. The Company has made a copy of its Nominating and Corporate Governance Committee Charter available in the “Investors” section of the Company’s website at http://www.matrixservice.com. The Nominating and Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. The Corporate Governance Committee held two meetings during fiscal 2004.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the director qualifications discussed below.

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current directors, senior management, professional search firms, stockholders or other persons.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination involves an evaluation of the candidate against the qualifications set forth in the Corporate Governance Guidelines, which include personal and professional integrity, good business judgment, relevant experience and skills, the ability to effectively serve the long-term interests of the Company’s stockholders and the ability to devote sufficient time and energy to performing his or her duties as a director, including service on no more than four other public company boards. The Committee also assesses the candidate’s qualifications as an “independent director” under the Nasdaq’s current director independence standards and the Company’s Director Independence Guidelines. If the Committee determines that additional consideration is warranted, it may request a professional search firm to gather additional information about the candidate. The Committee designates, after consultation with the CEO, which candidates are to be interviewed. After completing its evaluation, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, the Board determines the nominees after considering the recommendation of the Committee and the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee extend an invitation to any potential director nominees to join the Board.

Holders of Common Stock wishing to recommend a person for consideration as a nominee for election to the Board can do so in accordance with the Company’s Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116. The written notice should give each such nominee’s name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each such nominee and any other person or persons (naming such person or person), relating to such nominee’s service on the Board of Directors, if elected, as well as any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The written notice must be delivered to the Secretary of the Company not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting is not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. The written notice to the Secretary of the Company must also set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Communications with the Board of Directors

The Board of Directors provides a process by which stockholders and other interested parties may communicate with the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board of Directors or any of the directors at the following address: Board of Directors of Matrix Service Company c/o Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116-1517. Stockholders and other interested parties may also use the Company’s online submission form at the FAQ section of the “Investors” section of the Company’s website at http://www.matrixservice.com to contact the Board or any of the directors. All communications will be compiled by the Company’s Corporate Secretary and submitted to the Board or the individual director on a periodic basis.

Director Compensation

Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending the Board of Directors and committee meetings. In addition, each Director who is not an employee of the Company receives $6,500 quarterly for all activities as a Director of the Company. Each outside Director is also granted options to purchase 5,000 shares of Company Common Stock annually under the Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan.

The Deferred Fee Plan for Members of the Board of Directors permits Directors of the Company to elect to take their fees presently, in the form of cash, or to defer any right to payment of the Director fees until a future date. For those members of the Board of Directors that choose to defer their fees, and thus place the fees at substantial risk of forfeiture, the Plan permits such members to have an opportunity to earn interest on the deferred fees, or to participate in the performance and growth of the Company through an award of Phantom Stock (SARs).

Report of the Audit Committee of the Board of Directors

The Audit Committee has:

•	reviewed and discussed with management the Company’s audited financial statements as of and for the year ended May 31, 2004;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	reviewed and discussed with management the Company’s plan to comply with Section 404 of the Sarbanes-Oxley Act of 2002; and

•	received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors the auditors’ independence.

Based on the reviews and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter.

Members of the Audit Committee:

Hugh E. Bradley

I. Edgar Hendrix

Tom E. Maxwell

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically and expressly incorporates this report by reference into any such filing, and shall not otherwise be deemed filed under such acts.

Audit Committee Financial Expert

The Board of Directors has determined that each of the audit committee members are financially literate under the current listing standards of the NYSE. The Board also determined that I. Edgar Hendrix qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Audit Fees and Services

Audit Services

Fees for audit services paid by the Company to Ernst & Young LLP totaled $326,300 for the fiscal year ended May 31, 2004, including $268,000 for fees associated with the annual audit and $58,300 for quarterly reviews. Fees for audit services totaled $239,884 for the fiscal year ended May 31, 2003, including $224,884 for fees associated with the annual audit and $15,000 for quarterly reviews.

Audit-Related Services

No fees for audit-related services were paid during the fiscal year ended May 31, 2004. Fees for audit-related services paid by the Company to Ernst & Young LLP totaled $95,759 for the fiscal year ended May 31, 2003, including $83,407 for due diligence and other assistance in connection with the acquisition of Hake Group Inc. and its subsidiaries, and $9,352 for accounting consultations.

Tax and Other Services

No fees for tax-related or other services were paid during the fiscal years ended May 31, 2004 and 2003 by the Company to Ernst & Young LLP.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee will generally pre-approve a list of specific services, including audit, audit-related, tax and other services, for a period of 12 months, subject to a cost estimate. Further approval by the Audit Committee is required for changes in previously approved services and any proposed services which exceed previously approved fee levels. The Audit Committee’s Pre-Approval Policy is attached to the Proxy Statement as Attachment A to Appendix A. The Company has also made the Audit Committee’s Pre-Approval Policy available in the “Investors” section of the Company’s website at http://www.matrixservice.com.

PROPOSAL NUMBER 2: Selection of Auditors

Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors of the Company has been charged with the exclusive power and authority to engage or terminate the independent public accountants. The Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2005. Ernst & Young LLP has served as independent auditors for the Company since 1984.

A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of this proposal. The Board of Directors recommends a vote “For” ratification of Ernst & Young’s appointment.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Executive Officers of the Company

In addition to Mr. Vetal, the Company’s President and Chief Executive Officer who serves on the Board of Directors and whose biographical information is set forth above, the executive officers of the Company are:

George L. Austin, age 38, began serving as Vice President Finance and Chief Financial Officer in June 2004. Mr. Austin previously served the Company as Vice President, Accounting & Administration, East Coast from March 2003 to May 2004, Vice President of Financial Reporting & Technology from June 2002 to March 2003 and as Vice President of Financial Planning and Reporting from April 1999 to May 2002. Prior to joining the Company, Mr. Austin served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999 and as an Audit Manager with Ernst & Young LLP. Mr. Austin has a Bachelor of Science Degree from Oklahoma State University. Mr. Austin is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Financial Executives International.

Philip C. Chappelle, age 45, has served as Vice President, Risk Management since June 1997. Mr. Chappelle served as Director of Risk Management from 1993 to 1997. From 1990 to 1993, Mr. Chappelle served as Director of Safety and Risk. Prior to joining the Company, Mr. Chappelle was a regional safety manager and field engineer for Enclean, Inc. and a power plant operator for Public Service Co. of Oklahoma. Mr. Chappelle holds a Bachelor of Science Degree in Engineering & Technology from Oklahoma State University and a Masters of Business Administration from the University of Tulsa.

Vance R. Davis, age 44, has served as President of Eastern Operations since June 2004 and as Vice President of Eastern Operations since June 1997. Mr. Davis served as Regional Manager from June 1994 to June 1997. Mr. Davis was a Project Manager and Operations Manager for the Houston Region from April 1988 to June 1994. Prior to joining the Company, Mr. Davis worked in various capacities for Pasadena Erectors, Advance Tank & Construction Company, Kamyr Installations, Graver Tank & Manufacturing and Tank Service, Inc.

Albert D. Fosbenner, age 49, began serving as Vice President, Accounting and Administration, East Coast in June 2004. Mr. Fosbenner previously served as Vice President of Finance, Treasurer, and Acting CFO for Western Integrated Networks LLC from December 2001 through 2003, President & CEO of CCS Fitness, Inc. from January 2000 through 2001, and Senior Vice President & Treasurer of Frontiervision Partners LLP during 1998 and 1999. Mr. Fosbenner has a Bachelor of Science Degree in Accounting from Philadelphia University and is a Certified Management Accountant (inactive). Mr. Fosbenner is a member of the Financial Executives International and the Association for Corporate Growth.

John S. Newmeister, age 56, has served as Vice President of Marketing and Business Development for the Company since May 2000 and previously as Vice President of Tank Construction. Prior to joining the Company in February 1995, Mr. Newmeister worked for Pitt-Des Moines, Inc. for 24 years holding numerous positions, including President of Hydrostorage, Inc. Mr. Newmeister holds a Bachelor of Science Degree in Civil Engineering from the University of Iowa.

Bradley J. Rinehart, age 40, has served as Vice President of Midwestern Operations for the Company since May 1997; Regional Manager – Michigan Region from April 1991 to April 1997; Operations Manager – Michigan Region from January 1990 to March 1991; and as a Project Manager – Michigan Region from January 1988 to December 1989. Mr. Rinehart holds a Bachelor of Science Degree in Construction Science from the University of Oklahoma.

James P. Ryan, age 49, has served as Vice President of Western Operations since October 1999. Effective October 1, 2004, Mr. Ryan will serve as Chief Operating Officer for the Company. Prior to joining Matrix, Mr. Ryan worked for Gibraltar Construction Company from January 1993 to September 1999 providing construction management services. Previous employers include MW Kellogg, Kiewit Industrial Co. and Hoffman Construction Company. Prior to employment with Matrix, Mr. Ryan also provided independent consulting services to the power industry. Mr. Ryan graduated from Purdue University with a degree in Civil Engineering in 1979.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 1, 2004, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Each of the persons listed below has sole voting and investment power with respect to the shares listed.

Identity of Beneficial Owner	Number of Shares	Percent of Class (4)
Strong Capital Management, Inc. (1) 100 Heritage Reserve Menomonee Falls, WI 53051	1,976,998	11.70%
Barclays Global Investors, N.A. (2) 45 Fremont Street San Francisco, CA 94105	978,345	6.61%
Hugh E. Bradley (3)	45,000	*
Michael J. Hall (3)	42,380	*
I. Edgar Hendrix (3)	12,200	*
Paul K. Lackey (3)	15,000	*
Tom E. Maxwell (3)	6,000	*
Bradley S. Vetal (3)	192,000	1.11%
John S. Newmeister (3)	35,200	*
Bradley J. Rinehart (3)	49,500	*
James P. Ryan (3)	39,000	*
All directors and executive officers as a group (13 persons) (3)	481,544	2.74%

*	Indicates ownership of less than one percent of the outstanding shares of common stock.

(1)	According to Schedule 13G dated February 18, 2004.

(2)	According to Schedule 13G dated February 17, 2004.

(3)	Includes the following shares of common stock that are issuable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days after September 1, 2004: Mr. Bradley – 45,000 shares; Mr. Hendrix – 10,000 shares; Mr. Lackey – 15,000 shares; Mr, Maxwell – 5,000 shares; Mr. Vetal – 42,000 shares; Mr. Newmeister – 25,000 shares; Mr. Rinehart – 47,000 shares; Mr. Ryan – 7,000 shares; 13 Directors and Executive Officers as a group – 232,464 shares.

(4)	Shares of Common Stock which were not outstanding but which could be acquired by an executive officer upon exercise of an option within 60 days of September 1, 2004, and which are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such executive officer, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

EXECUTIVE COMPENSATION

The following table summarizes certain information regarding compensation paid or accrued to the Chief Executive Officer and each of the Company’s four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004 (the “Named Officers”), based on salary and bonus earned during fiscal 2004, for services in all capacities to the Company and its subsidiaries during each of the Company’s last three fiscal years:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Restricted Stock Award(s)	Securities Underlying Options/SARs (2)	Long-Term Incentive Payout ($)	All other Compensation ($) (3)
Bradley S. Vetal Chairman of Board, President and Chief Executive Officer	2004 2003 2002	335,000 291,168 274,177	37,500 218,376 157,042	N/A	N/A	30,000 60,000 60,000	N/A	5,716 4,727 5,423
Michael J. Hall (4) Former Vice President Finance and Chief Financial Officer	2004 2003 2002	246,331 192,780 188,815	27,425 115,668 78,856	N/A	N/A	— 40,000 40,000	N/A	6,617 3,898 3,436
Bradley J. Rinehart Vice President Midwest Operations	2004 2003 2002	149,395 142,855 136,741	23,333 10,000 20,000	N/A	N/A	5,000 10,000 10,000	N/A	4,435 3,590 4,294
James P. Ryan (5) Vice President Western Operations	2004 2003 2002	155,826 151,691 150,371	5,000 31,256 48,512	N/A	N/A	5,000 10,000 10,000	N/A	4,127 2,815 1,313
John S. Newmeister Vice President Marketing and Business Development	2004 2003 2002	152,036 145,583 145,368	5,000 8,000 26,887	N/A	N/A	5,000 10,000 10,000	N/A	4,666 3,050 2,631

(1)	During each of the three years ended May 31, 2004, 2003 and 2002, perquisites and other personal benefits for each individual named in the Summary Compensation Table did not exceed the lesser of 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or $50,000. Accordingly, no such amounts are included in the Summary Compensation Table.

(2)	Consists solely of options to acquire shares of Common Stock. Option amounts for grants in 2003 and 2002 have been restated to reflect the two-for-one stock split in the second quarter of fiscal 2004.

(3)	Includes the value of the Company’s contributions to the Company-sponsored 401(k) plan and the amount paid by the Company for term life insurance.

(4)	Mr. Hall retired from the Company on May 31, 2004.

(5)	Mr. Ryan will become Chief Operating Officer on October 1, 2004.

Stock Option Grants During Fiscal 2004

The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company’s 1990, 1991 and 2004 Stock Option Plans to the Named Officers identified in the Summary Compensation Table above. No stock appreciation rights (“SARs”) were granted during fiscal 2004 or were outstanding at May 31, 2004.

STOCK OPTION GRANTS IN FISCAL 2004

	Number of Shares Underlying Stock Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal 2004	Exercise Price ($/Share)	Expiration Date	Potential/Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term (2)
Name					5% ($)	10% ($)
Bradley S. Vetal	30,000	6.15%	12.195	10/21/13	230,379	583,071
Michael J. Hall	0	0%	—	—	—	—
Bradley J. Rinehart	5,000	1.03%	12.195	10/21/13	38,347	97,178
James P. Ryan	5,000	1.03%	12.195	10/21/13	38,347	97,178
John S. Newmeister	5,000	1.03%	12.195	10/21/13	38,347	97,178

(1)	Options granted during the fiscal year ended May 31, 2004 vest equally over five years on the anniversary date of each grant and expire ten years from the date of grant.

(2)	Appreciation in the Company’s stock price is required for optionees to receive any gain. A stock price appreciation of zero percent would render the options without value to the optionees. The Securities and Exchange Commission requires disclosures of the potential realizable value or present value of each option grant. The 5% and 10% rates of appreciation are not intended to forecast possible future appreciation, if any, in the Company’s stock price. In calculating potential realizable value, it is assumed that the options are exercised on the day prior to their expiration using the Treasury Stock Method, where the exercise price of the option is subtracted from the potential market price at the 5% and 10% appreciation rates.

Option Exercises During Fiscal 2004 and Fiscal Year End Option Values

The following table sets forth information with respect to the exercise of stock options during fiscal 2004 by the Named Officers and the number and value of unexercised stock options held as of the end of fiscal year 2004 by the Named Officers.

AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 2004

AND OPTION VALUES AT MAY 31, 2004

	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Shares Underlying Unexercised Options at May 31, 2004 (#)		Value of Unexercised In-the-Money Stock Options at May 31, 2004 (2) ($)
Name			Exercisable	Unexercisable	Exercisable		Unexercisable
Bradley S. Vetal	482,000	5,466,889	—	138,000	—	(3)	818,100	(3)
Michael J. Hall	50,456	633,626	84,000	—	651,114	(4)	—	(4)
Bradley J. Rinehart	36,000	360,966	34,000	35,000	279,483	(5)	235,872	(5)
James P. Ryan	20,000	234,082	32,000	33,000	258,270	(6)	217,410	(6)
John S. Newmeister	26,000	301,319	12,000	35,000	96,150	(7)	235,872	(7)

(1)	Value realized is the market value of the shares, based on the closing sales price of the Common Stock on the Nasdaq National Market, at exercise date minus the exercise price.

(2)	Value was calculated by subtracting the applicable per share exercise price from the fair market value of a share of the Company’s Common Stock on May 31, 2004 (last trading day of fiscal year), which was $10.70 based on the closing sales price of the Common Stock on May 31, 2004 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

(3)	Mr. Vetal holds options to purchase 24,000 shares at an exercise price of $2.13, 36,000 shares at an exercise price of $3.03, 48,000 shares at an exercise price of $3.70 and 30,000 shares at an exercise price of $12.20 at May 31, 2004 that were not exercisable at May 31, 2004.

(4)	Mr. Hall holds options to purchase 12,000 shares at an exercise price of $1.89, 16,000 shares at an exercise price of $2.13, 24,000 shares at an exercise price of $3.03 and 32,000 shares at an exercise price of $3.70 at May 31, 2004 that were exercisable at May 31, 2004.

(5)	Mr. Rinehart holds options to purchase 6,000 shares at an exercise price of $2.13, 4,000 shares at an exercise price of $2.19, 18,000 shares at an exercise price of $2.41, 4,000 shares at an exercise price of $3.03 and 2,000 shares at an exercise price of $3.70 that were exercisable at May 31, 2004. Mr. Rinehart also holds options to purchase 4,000 shares at an exercise price of $2.13, 12,000 shares at an exercise price of $2.41, 6,000 shares at an exercise price of $3.03, 8,000 shares at an exercise price of $3.70 and 5,000 shares at an exercise price of $12.20 that were not exercisable at May 31, 2004.

(6)	Mr. Ryan holds options to purchase 6,000 shares at an exercise price of $2.13, 20,000 shares at an exercise price of $2.59, 4,000 shares at an exercise price of $3.03 and 2,000 shares at an exercise price of $3.70 that were exercisable at May 31, 2004. Mr. Ryan also holds options to purchase 4,000 shares at an exercise price of $2.13, 10,000 shares at an exercise price of $2.59, 6,000 shares at an exercise price of $3.03, 8,000 shares at an exercise price of $3.70 and 5,000 shares at an exercise price of $12.20 that were not exercisable at May 31, 2004.

(7)	Mr. Newmeister holds options to purchase 6,000 shares at an exercise price of $2.13, 4,000 shares of an exercise price of $3.03 and 2,000 shares at an exercise price of $3.70 that were exercisable at May 31, 2004. Mr. Newmeister also holds options to purchase 4,000 shares at an exercise price of $2.13, 12,000 shares at an exercise price of $2.41, 6,000 shares at an exercise price of $3.03, 8,000 shares at an exercise price of $3.70 and 5,000 shares at an exercise price of $12.20 that were not exercisable at May 31, 2004.

Severance/ Change of Control Agreements

The Company entered into severance/change of control agreements with the Chief Executive Officer on January 3, 2000 and the Chief Financial Officer on June 1, 2004 that are effective in the event of a change of control in the ownership of Matrix or certain other adverse personnel actions including involuntary termination, significant reduction in compensation and benefits, or material reduction in position and responsibility. The severance agreements are applicable for a period of two years following a change of control. The Company will enter to a similar agreement with the Chief Operating Officer effective October 1, 2004.

The benefits are two years of severance pay for the Chief Executive Officer and one year of severance pay for the Chief Financial Officer and Chief Operating Officer. Annual severance pay is calculated as the current annual salary plus the average bonus payment for the three previous years or the number of full fiscal years in the respective position. In addition, all outstanding stock options will vest immediately in the event of a change in control.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information concerning Matrix’s common stock that may be issued upon the exercise of options, warrants and rights under all of Matrix’s existing approved equity compensation plans as of May 31, 2004, including the Company’s 1990, 1991 and 2004 Stock Option Plans and the 1995 Nonemployee Directors’ Stock Option Plan.

	(a)	(b)	(c)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,245,164	$6.494	1,359,742
Equity compensation plans not approved by shareholders	0	N/A	0

Total	1,245,164	$6.494	1,359,742

Report of the Compensation Committee of the Board of Directors

The Compensation Committee (“Committee”) of the Board of Directors of the Company currently consists of Hugh E. Bradley, I. Edgar Hendrix and Paul K. Lackey, all of whom are independent directors who are not employees and who qualify as non-employee directors for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of the Chief Executive Officer and Chief Financial Officer, determining the compensation of the CEO and CFO and administering the Company’s stock option plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 2004.

The annual compensation package of the CEO and CFO primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance bonus awards payable in cash and tied to the Company’s performance against pre-established financial measures, (iii) discretionary bonus awards, (iv) perquisites and other personal benefits, and (v) long-term stock-based incentive awards which the Committee believes aligns the interests of the CEO and CFO and the interests of the Company’s stockholders.

In determining the level and composition of compensation for each of the CEO and the CFO, the Committee takes into account various qualitative and quantitative indicators of each officer’s performance. The Committee’s objectives in determining compensation are to allow the Company to attract, motivate and retain the executive personnel necessary for the Company’s success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel. Although no specific target has been established, the Committee generally seeks to set salaries based upon the experience of the CEO and CFO and at approximately the average of a range of salaries paid to chief executive officers and chief financial officers of a peer group of companies. In setting salaries, the Compensation Committee considers the peer group to be certain companies with market capitalizations similar to that of the Company. This peer group does not necessarily include the companies comprising the Standard and Poor’s Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization in which the Company has been placed. In evaluating the performance of the CEO and CFO, the Committee takes into consideration such factors as total operating income based on year over year improvement and a fiscal budget plan, which is reviewed by the Committee.

Base compensation is initially established through negotiation between the Company and the officer at the time the executive is hired or named to the executive position. Thereafter such officer’s base compensation is subject to review or reconsideration, generally on an annual basis after review of the officer’s performance. In establishing or reviewing base compensation levels for each of the CEO and CFO, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development that compete with the Company for business and executive talents. No predetermined weights are given to any such factors. The salaries for each of the Named Executive Officers in fiscal year 2004 were set taking into account these factors in accordance with the Company’s general compensation policy discussed above.

In addition to each officer’s base compensation, the Committee may award cash bonuses and/or grant awards under the Company’s Stock Option Plan depending on the extent to which certain pre-determined personal and corporate performance goals are achieved. Such corporate performance goals generally include revenue and earnings targets of the Company.

The Chief Executive Officer’s compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee’s assessment of Mr. Vetal’s ability to effectively lead the Company into the future as determined by his past performance and experience with the Company’s business and markets, the Compensation Committee determined that Mr. Vetal’s compensation package for fiscal year 2004 would consist of the following: (i) annual base salary of $335,000 (ii) annual vehicle allowance of $20,075, and (iii) annual bonus target of 75% of annual salary based upon Mr. Vetal’s individual performance and the Company achieving specific total operating income targets as discussed above. The Compensation Committee awarded Mr. Vetal a discretionary bonus of $37,500 for fiscal year 2004.

Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee’s position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving management and staff a stake in the financial performance of the Company, the Compensation Committee’s goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

Salaried employees of the Company with grade levels of 27 or greater, including the CEO and CFO, are eligible to receive long-term stock based incentive awards under the Company’s Stock Option Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company’s employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company’s Stock Option Plan enhances the Company’s ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted includes the employee’s position in the Company, his or her performance and responsibilities, the number of options, if any, currently held, and the vesting schedule of any such options. The Committee has adopted an established schedule for the issuance of options, with designated option grants for specific salary grades over a five-year period. However, the committee approves all stock option grants on the award date.

The Compensation Committee and the Board of Directors believe that the executive compensation policies promote the interests of the stockholders and the Company effectively, and the various compensation opportunities afforded the CEO and the CFO are appropriately balanced to provide motivation for the executives to contribute to the profitability and overall success of the Company.

This report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically and expressly incorporates this report by reference into any such filing, and shall not otherwise be deemed filed under such acts.

Members of the Compensation Committee:

Hugh E. Bradley

I. Edgar Hendrix

Paul K. Lackey

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, the Compensation Committee was composed of Hugh E. Bradley, I. Edgar Hendrix and Paul K. Lackey, all of whom are non-employee directors of the Company. During fiscal 2004, none of the Company’s executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on the Company’s Board of Directors or on its Compensation Committee.

Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports received by the Company and on written representations by certain reporting persons that no other reports were required during and with respect to fiscal 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10 percent stockholders were satisfied on a timely basis except for one transaction for the granting of Phantom Stock (SARs) to Mr. Lackey and one transaction for the granting of Phantom Stock (SARs) to Mr. Maxwell were not reported timely due to an administrative error by the Company.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period commencing June 1, 1999, and ending on May 31, 2004, with the cumulative total return on the Nasdaq Market Index and the S&P Construction & Engineering Index. The comparison assumes $100 was invested June 1, 1999, in the Company’s Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG MATRIX SERVICE COMPANY,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P ENGINEERING & CONSTRUCTION INDEX

Data complete through last fiscal year.

S&P Index returns are calculated by Media General.

This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically and expressly incorporates this graph by reference into any such filing, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company's stock performance will resemble the trends depicted in the graph above. The Company does not make or endorse any predictions as to future stock performance.

Financial Information

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to George L. Austin, Vice President Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

PROPOSALS OF STOCKHOLDERS

A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company’s principal executive offices no later than May 23, 2005, if the proposal is to be considered for inclusion in the Company’s proxy statement and proxy card for such meeting.

In accordance with the Company’s Bylaws, any stockholder who intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Secretary of the Company with notice of such proposal in order for such proposal to be properly brought before the meeting, no later than 80 days prior to the date of the meeting; provided, however, that in the event that the date of such annual meeting is not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders.

By Order of the Board of Directors

George L. Austin Secretary

September 20, 2004

Tulsa, Oklahoma

APPENDIX A

AUDIT COMMITTEE CHARTER

(As Of April 7, 2004)

Organization and Composition

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors of any changes. The committee shall be appointed by the board of directors (“Board”) of Matrix and shall be comprised by at least three directors, each of whom are independent of management of the Company. Unless a Chairman is elected by the full Board, the members of the committee shall designate a Chair by majority vote of all the committee members.

Members of the committee shall be considered independent if they (1) satisfy the requirements for Audit Committee independence set forth in the applicable rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and the NASDAQ National Market System (“NASD”), and (2) have been determined by the Board to be independent, after taking into account all relevant facts and circumstances that could reasonably be considered to adversely affect the ability of the director to act independently in the performance of his or her duties as a member of the committee.

All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee. At least one member of the committee shall be a “financial expert” as defined under the applicable rules and regulations of the SEC and the NASD.

Statement of Policy

The audit committee shall provide assistance to the board of directors fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain and compensate outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes may be amended or supplemented from time to time by the committee as it deems appropriate in order to carry out its duties and responsibilities contained herein and to comply with changes required by applicable law.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and engage the independent auditors and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	Annually, the committee shall engage the independent auditors and shall review and agree upon the scope of the audit engagement and the compensation for such work. The committee shall

•	approve all auditing services. The committee shall pre-approve all audit related services and all permitted non-audit services and related compensation to be provided to the Company by the independent auditors prior to the commencement thereof. The pre-approval policies and procedures of the committee are set forth on Attachment A to this Charter.

•	The committee shall meet as frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the committee. The committee may take action by the unanimous written consent of the members in the absence of a meeting. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of the examinations.

•	The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation Also the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report of Form 10-Q. Also, the committee shall discuss the results of the quarter review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The committee shall take such actions as are necessary and appropriate to enable the committee to issue its report contained in the Company’s Proxy Statement for its annual meeting of shareholders.

•	The committee shall discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

•	The committee shall review with the independent auditor any audit problems or difficulties and management’s response, including, but not limited to (1) any restrictions on the scope of the auditor’s activities, (2) any restriction on the access of the independent auditor to requested materials, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise). The Committee shall have sole authority to resolve any disagreements between the auditors and management regarding financial reporting.

•	The committee shall review disclosures made to the committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Commencing with the fiscal year ended May 31, 2005, the committee shall receive a copy of the attestation by the auditors of management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting.

•	If the appointment of the independent auditors is submitted for any ratification by stockholders, the committee shall be responsible for making the recommendation of the independent auditors.

•	The committee shall obtain from the independent auditor assurance that the requirements of Section 10A-3(b) of the Securities Exchange Act of 1934, as amended, that pertain to the auditor have been complied with.

•	The committee shall obtain reports from management that the Company is in conformity with the Company’s Code of Business Conduct and Ethics.

•	The committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

•	The committee shall maintain procedures for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

•	The committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

ATTACHMENT A

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR NON-AUDIT SERVICES

Statement Of Principles

The Audit committee is required to pre-approve the audit, audit related and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels will require a new pre-approval by the committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the committee specifically provides for a different period. The committee will periodically revise the list of pre-approved services, based on subsequent determinations. All pre-approved services shall be reflected in minutes of meetings or by written consent in lieu of meetings and maintained with the records of the committee.

Delegation

The committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the committee at its next scheduled meeting. The committee shall not delegate its responsibilities to pre-approve services performed by the independent auditor to any member or members of management.

Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the committee. The committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the committee, the committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The committee believes that the provision of Audit-related services does not impair the independence of the auditor.

Tax Services

The committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. All Tax services involving large and complex transactions must be separately pre-approved by the committee.

All Other Services

The committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

The following are prohibited non-audit services:

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the committee. Any proposed services exceeding these levels will require a new pre-approval by the committee.

Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor and management will provide to the committee detailed back-up documentation regarding the specific services to be provided prior to any approval by the committee.

Procedures

Requests or applications to provide services that require separate approval by the committee will be submitted to the committee by both the independent auditor and an appropriate financial officer of the Company and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MATRIX SERVICE COMPANY

10701 East Ute Street

Tulsa, Oklahoma 74116

(918) 838-8822

PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS OCTOBER 26, 2004

The undersigned shareholder(s) of Matrix Service Company, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 20, 2004, and hereby appoints Bradley S. Vetal and George L. Austin, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Matrix Service Company to be held on October 26, 2004 at 10:30 a.m., Central time, at Matrix’s Regional Offices, located at 1105 West Main Parkway, Catoosa, Oklahoma, and at any and all adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

1.	Election of Directors.
☐	FOR all the nominees listed below (except as indicated).
☐	WITHHOLD authority to vote for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Hugh E. Bradley, Michael J. Hall, I. Edgar (Ed) Hendrix, Paul K. Lackey, Tom E. Maxwell and Bradley S. Vetal.

2.	To ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending May 31, 2005.
☐	FOR
☐	AGAINST
☐	ABSTAIN

3.	To vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS IN THEIR DISCRETION DEEM ADVISABLE.

Dated:	, 2004	Signature:

I plan to attend the meeting: ☐

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its full corporate name by its duly authorized officer, with the office held designated. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing. If shares are held by joint tenants or as community property, both holders must sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT USING THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.